EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Ariel Way, Inc.
8000 towers Crescent Drive, Suite 1220
Vienna, VA 22182

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 13, 2006, relating to the consolidated financial statements of Ariel Way, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, NJ 08026

August 4, 2006